Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Latin America Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------
          For              Against         Abstain            Broker Non-Votes*
          ---              -------         -------            -----------------
      12,929,901           534,763         520,217                  0


2. To approve the revision of the Fund's fundamental lending policy.

                                Number of Votes:
                                ----------------
          For              Against         Abstain            Broker Non-Votes*
          ---              -------         -------            -----------------
      11,428,092           790,914         762,563                1,003,312

--------------------------------------------------------------------------------

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                         23 - Scudder Latin America Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Pacific Opportunities Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                         Number of Votes:
                                         ----------------
         For              Against             Abstain         Broker Non-Votes*
         ---              -------             -------         -----------------
      6,274,689           481,861             211,134                 0


2. To approve the revision of the Fund's fundamental lending policy.

                                         Number of Votes:
                                         ----------------
         For              Against             Abstain         Broker Non-Votes*
         ---              -------             -------         -----------------
      5,362,416           540,469             287,317              777,482




--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.




                     23 - Scudder Pacific Opportunities Fund

                           Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Emerging Markets Growth Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------
         6,462,158           107,473           123,487              0


2. To approve the revision of the Fund's fundamental lending policy.

                                Number of Votes:
                                ----------------

            For              Against           Abstain      Broker Non-Votes*
            ---              -------           -------      -----------------
         6,252,260           148,210           183,014           109,634





--------------------------------------------------------------------------------
* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                       27 - Emerging Markets Growth Fund

                           Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Greater Europe Growth Fund (the "Fund") was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for the Fund with Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

      For            Against          Abstain               Broker Non-Votes*
      ---            -------          -------               -----------------

   22,806,837        561,821          645,052                     0


2. To approve the revision of the Fund's fundamental lending policy.

                                Number of Votes:
                                ----------------

      For            Against          Abstain               Broker Non-Votes*
      ---            -------          -------               -----------------

   16,774,818        955,206          748,240                  5,535,446


--------------------------------------------------------------------------------

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                     23 - Scudder Greater Europe Growth Fund